        As Filed With the Securities and Exchange Commission on January   , 1996
                                                    Registration No. 33-
                                                                        --------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                ELDORADO BANCORP
             (Exact name of registrant as specified in its charter)

            California
(State or other jurisdiction of                          95-3642383
  incorporation or organization)            (I.R.S. Employer Identification No.)

               17752 East 17th Street, Tustin, California  92680
              (Address of Principal Executive Offices) (Zip Code)

                              --------------------

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              --------------------

              J. B. Crowell, President and Chief Executive Officer
                                Eldorado Bancorp
               17752 East 17th Street, Tustin, California  92680
                    (Name and address of agent for service)

                                 (714) 798-1100
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Ben A. Frydman, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                    Proposed               Proposed
  Title of Securities      Amount To Be             Maximum                 Maximum             Amount of
   To Be Registered       Registered (1)            Offering               Aggregate        Registration Fee
                                              Price Per Share (2)     Offering Price (2)
------------------------------------------------------------------------------------------------------------
     Common Stock,
   without par value       50,000 shares             $15.82                $791,000              $159.00
------------------------------------------------------------------------------------------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Amended and Restated Employee Stock Purchase Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low prices of the Common Stock of the registrant as reported in the consolidated reporting system on the American Stock Exchange on January 4, 1996.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, containing its financial statements for its fiscal year ended December 31, 1994.

         (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the registrant's Common Stock that is contained in the registrant's registration statement on Form 8-A filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to shareholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                 Section 317 of the California General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The registrant's Articles of Incorporation authorize the registrant to provide indemnification of its officers, directors and agents for breach of duty to the registrant and its shareholders through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by California law, subject to certain limitations. The registrant has entered into indemnification agreements with all of its directors, which obligate the registrant to indemnify such individuals to the fullest extent permitted by applicable law. The registrant also maintains director and officer liability insurance, which provides for indemnification of the directors and officers of the registrant for certain liabilities and expenses incurred in connection with their services as directors and officers.

         In addition, as permitted by Section 204(a)(10) of the California General Corporation Law, the registrant's Articles of Incorporation provide that a director of the registrant shall not be liable to the registrant or its shareholders for monetary damages to the fullest extent permissible under California law. However, as provided by California law, such limitation of liability will not act to limit the liability of a director for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interest of the registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the registrant or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's duty to the registrant or its shareholders, (vi) any improper transactions between a director and the registrant in which the director has a material financial interest or (vii) any unlawful distributions to the shareholders of the registrant or any unlawful loan of money or property to, or a guarantee of the obligation of, any director or officer of the registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:


Number                                      Description
------                                      -----------
  4.1           Eldorado Bancorp Amended and Restated Employee Stock Purchase Plan

  5             Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to
                the Registrant

 23.1           Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5)

 23.2           Consent of KPMG Peat Marwick LLP

 23.3           Consent of Dayton & Associates

 25             Power of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of January 1996.

                                       ELDORADO BANCORP


                                       By: /s/ J. B. CROWELL
                                           -------------------------------------
                                           J.B. Crowell
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Eldorado Bancorp hereby severally constitute and appoint J.B. Crowell, Raymond E. Dellerba, David R. Brown and Elaine Crouch and each of them, individually, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable said corporation to comply with the Securities Act of 1933, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                    Title                                   Date
           ---------                                    -----                                   ----


         /s/ J. B. CROWELL                 President, Chief Executive Officer             January 5, 1996
-------------------------------------      and Director (Principal Executive
            J.B. Crowell                   Officer)



                                           Executive Vice President                       January __, 1996
-------------------------------------      and Director
         Raymond E. Dellerba


         /s/ DAVID R. BROWN                Executive Vice President and Chief             January 5, 1996
-------------------------------------      Financial Officer (Principal
           David R. Brown                  Financial and Accounting Officer)


           Signature                                    Title                                   Date
           ---------                                    -----                                   ----
        /s/ MICHAEL B. BURNS               Director                                       January 5, 1996
-------------------------------------
          Michael B. Burns


                                           Director                                       January __, 1996

-------------------------------------
        Julia M. Di Giovanni


       /s/ LYNNE PIERSON DOTI              Director                                       January 5, 1996
-------------------------------------
         Lynne Pierson Doti


         /s/ ROLF J. ENGEN                 Director                                       January 5, 1996
-------------------------------------
            Rolf J. Engen


         /s/ WARREN FINLEY                 Director                                       January 5, 1996
-------------------------------------
            Warren Finley


                                           Director                                       January __, 1996
-------------------------------------
            Warren D. Fix


       /s/ RICHARD KORSGAARD               Director                                       January 5, 1996
-------------------------------------
          Richard Korsgaard


                                           Vice Chairman and Director                     January __, 1996
-------------------------------------
          Donald E. Sodaro


        /s/ GEORGE H. WELLS                Chairman and Director                          January 5, 1996
-------------------------------------
           George H. Wells

                                 EXHIBIT INDEX

Exhibit                                                                           Sequential
 Number                                    Description                            Page Number
 ------                                    -----------                            -----------
  4.1        Eldorado Bancorp Amended and Restated Employee Stock
             Purchase Plan

  5          Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
             Corporation, Counsel to the Registrant

 23.1        Consent of Stradling, Yocca, Carlson & Rauth, a Professional
             Corporation (included in the Opinion filed as Exhibit 5)

 23.2        Consent of KPMG Peat Marwick LLP

 23.3        Consent of Dayton & Associates

 25          Power of Attorney (included on signature page)